Exhibit 23.7

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NorthStar Realty Finance Corp. of our report dated March 10, 2014 relating to the financial statements of INK Acquisition, LLC & Affiliates, which appears in NorthStar Realty Finance Corp.’s Current Report on Form 8-K dated September 26, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
October 24, 2014